EXHIBIT 99.1

7961 SHAFFER PARKWAY SUITE 5 LITTLETON, COLORADO 80127 TELEPHONE (720) 981-1185 FAX (720) 981-1186

                                     Trading Symbol: VGZ
                                                                      Toronto and NYSE MKT Stock Exchanges

 _________________ NEWS _______________

Vista Gold Corp. Announces Closing of Public Offering of Units

Denver, Colorado, December 21, 2012 - Vista Gold Corp. (the “Company,” “we” or “our”) (NYSE MKT and TSX: VGZ) announced today the closing of its previously announced public offering of 4,182,550 units, which includes 545,550 units issued pursuant to the full exercise of the underwriters’ over-allotment option. The units were offered at a price to the public of US$2.75 per unit. Each unit is comprised of one common share of the Company and one-half of one common share purchase warrant, with each whole warrant exercisable to purchase one common share of the Company’s stock at a price of US$3.30 for a period of 24 months from the closing of this offering. The Company will not apply for the listing of the warrants on any stock exchange.

The gross proceeds of the offering, before expenses, were US$11,502,013. The Company intends to use the net proceeds of the offering to advance our Mt. Todd gold project in Australia, including completing a bankable feasibility study, for corporate administration, to complete a preliminary economic assessment on our Guadalupe de los Reyes gold/silver project in Mexico, and for working capital requirements and general corporate purposes.

Dahlman Rose & Company, LLC and National Bank Financial Inc. acted as joint book-running managers for the offering and Casimir Capital L.P. acted as co-manager for the offering.

Copies of the final prospectus supplement and accompanying base shelf prospectus relating to this offering can be obtained at the SEC's website at www.sec.gov and on SEDAR at www.sedar.com. A copy of the preliminary prospectus supplement and accompanying prospectus relating to these securities may also be obtained from:

Dahlman Rose & Company, LLC
Attn: Prospectus Dept.
1301 Avenue of the Americas, 36th Floor
New York, NY 10019
Phone: (212) 702-4521
Fax: (212) 920-2952
Email: prospectus@drco.com

National Bank Financial Inc.
Attn: Heather McLennan
130 King Street West, Suite 3200
Toronto, ON M5X 1J9
Phone: (416) 869-6662
Fax: (416) 869-1010
Email: heather.mclennan@nbc.ca

This news release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which the offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. The securities being offered have not been approved or disapproved by any regulatory authority, nor has any such authority passed upon the accuracy or adequacy of the prospectus supplement, the base shelf prospectus or the Company's shelf registration statement.

About Vista Gold Corp.

Vista is focused on the development of the Mt. Todd gold project in Northern Territory, Australia, to achieve its goal of becoming a gold producer. Vista is advancing exploration on its Guadalupe de los Reyes gold/silver project in Mexico and has granted Invecture Group, S.A. de C.V. a right to earn a 62.5% interest in the Los Cardones (formerly named Concordia) gold project in Mexico. Vista's other holdings include the Awak Mas gold project in Indonesia and the Long Valley gold project in California.

For further information, please contact Connie Martinez at (720) 981-1185.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the U.S. Securities Act of 1933, as amended, and U.S. Securities Exchange Act of 1934, as amended, and forward-looking information within the meaning of Canadian securities laws.  All statements, other than statements of historical facts, included in this press release that address activities, events or developments that we expect or anticipate will or may occur in the future, including such things as Vista's intention to not apply to list the warrants issued under the offering, Vista's proposed use of the proceeds from the offering and Vista's goal of becoming a gold producer, and other such matters are forward-looking statements and forward-looking information.  The material factors and assumptions used to develop the forward-looking statements and forward-looking information contained in this press release include the following: our approved business plans, exploration and assay results, mineral resource and reserve estimates and results of preliminary economic assessments, pre-feasibility studies and feasibility studies on our projects, if any.  When used in this press release, the words "optimistic," "potential," "indicate," "expect," "intend," "hopes," "believe," "may," "will," "if," "anticipate," "goal, " and similar expressions are intended to identify forward-looking statements and forward-looking information.  These statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such statements.  Such factors include, among others, uncertainty of resource and reserve estimates; estimates of results based on such resource and reserve estimates; risks relating to completing updated resource and reserve estimates; risks relating to cost increases for capital and operating costs; risks relating to delays in the completion of technical studies on our projects; risks of shortages and fluctuating costs of equipment or supplies; risks relating to fluctuations in the price of gold; the inherently hazardous nature of mining-related activities; potential effects on our operations of environmental regulations in the countries in which it operates; risks due to legal proceedings; risks relating to political and economic instability in certain countries in which it operates; as well as those factors discussed under the headings "Note Regarding Forward-Looking Statements" and "Risk Factors" in the Company's latest Annual Report on Form 10-K as filed on March 14, 2012 and the Company's Amendment 1 to its Annual Report filed on April 5, 2012 and other documents filed with the SEC and Canadian securities regulatory authorities.  Although we have attempted to identify important factors that could cause actual results to differ materially from those described in forward-looking statements and forward-looking information, there may be other factors that cause results not to be as anticipated, estimated or intended.  Except as required by law, we assume no obligation to publicly update any forward-looking statements or forward-looking information; whether as a result of new information, future events or otherwise.